Exhibit 99.2

        Joint Filer Information
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Name of Joint Filer:
Evelyn H. Lauder

Address of Joint Filer:
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
Officer (Senior Corporate Vice President)

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
3/5/2008

Designated Filer:
Leonard A. Lauder

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